                                                                      EXHIBIT 12

                     HARRIS CORPORATION AND SUBSIDIARIES
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


                                           (Millions of Dollars, Except Ratios)
                                        -------------------------------------------
                                                     Year Ended June 30
                                        -------------------------------------------
                                           1996      1995     1994    1993     1992
                                           ----      ----     ----    ----     ----
EARNINGS:

Income from Continuing
  Operations.......................      $ 178.4   $154.5   $121.9  $111.1   $ 87.5

Plus: Income Taxes.................         96.0     83.1     71.6    58.7     37.5

    Fixed Charges..................         80.4     82.8     76.0    78.7     85.6

    Amortization of Capitalized
      Interest.....................          1.2      1.2      1.2     1.2      1.1

Less: Interest Capitalized During
      the Period...................         (1.5)     0.0     (0.3)   (0.3)    (0.1)
                                          ------   ------   ------  ------   ------
                                         $ 354.5   $321.6   $270.4  $249.4   $211.6
                                         =======   ======   ======  ======   ======
FIXED CHARGES:

Interest expense                         $  62.5   $ 65.4   $ 58.3  $ 59.9   $ 66.0

Plus: Capitalized Interest.........          1.5      0.0      0.3     0.3      0.1

    Portion of Rents Deemed
      Representative of the
      Interest Factor..............         16.4     17.4     17.4    18.5     19.5
                                          ------   ------   ------  ------   ------
                                         $  80.4   $ 82.8   $ 76.0  $ 78.7   $ 85.6
                                         =======   ======   ======  ======   ======

RATIO OF EARNINGS TO
  FIXED CHARGES....................         4.41     3.88     3.56    3.17     2.47
                                         =======   ======   ======  ======   ======